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                                                                      EXHIBIT 11
                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

                  EXHIBIT TO CONSOLIDATED FINANCIAL STATEMENTS

                        COMPUTATION OF PER SHARE EARNINGS
               (Unaudited, in thousands, except per-share amounts)
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                                                                 Three months ended
                                                        -----------------------------------
                                                         April 30, 1995     April 30, 1994
                                                        ----------------   ----------------
PRIMARY:
 Net Income                                              $       12,792     $        9,649
 Reduction of interest expense, net of
    income tax expense on assumed retirement
    of short-term and long-term debt                                345                194

 Interest earned, net of income tax expense
    on assumed investment of U.S. government
    securities or commercial paper                                   --                 31
                                                        ----------------   ----------------

 Adjusted net income                                     $       13,137     $        9,874
                                                        ----------------   ----------------
                                                        ----------------   ----------------

 Weighted average shares outstanding                             47,294             46,216
 Dilutive stock options, based on the modified
    treasury stock method, using average fair value               3,790              2,953
                                                        ----------------   ----------------
 Total average shares outstanding                                51,084             49,169
                                                        ----------------   ----------------
                                                        ----------------   ----------------

 Per Share Amount                                        $          .26     $          .20
                                                        ----------------   ----------------
                                                        ----------------   ----------------

FULLY DILUTED:

 Net Income                                              $       12,792     $        9,649
 Reduction of interest expense, net of
    income tax expense on assumed retirement
    of short-term and long-term debt                                309                194

 Interest earned, net of income tax expense
    on assumed investment of U.S. government
    securities or commercial paper                                   --                 25
                                                        ----------------   ----------------

 Adjusted net income                                     $       13,101     $        9,868
                                                        ----------------   ----------------
                                                        ----------------   ----------------

 Weighted average shares outstanding                             47,294             46,216
 Dilutive stock options, based on the modified
    treasury stock method, using quarter-end or
    exercise date established price if higher
    than average fair value                                       3,790              2,953
                                                        ----------------   ----------------

 Total average shares outstanding                                51,084             49,169
                                                        ----------------   ----------------
                                                        ----------------   ----------------

 Per Share Amount                                        $          .26     $          .20
                                                        ----------------   ----------------
                                                        ----------------   ----------------
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